SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                             ---------------------


                                   FORM 8-K

                             -----------------------


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): March 15, 2000



                            FIRST SCIENTIFIC, INC.
                            ---------------------
           (Exact name of registrant as specified in this Charter)



       Delaware                     0-24378                   33-0611745
       --------                     -------                   ----------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
      incorporation)                                     Identification No.)



      1877 West 2800 South, Suite 200, Ogden, Utah         84401
      --------------------------------------------         -----

     Registrant's Telephone Number, Including Area Code:  (801) 393-5781

   ITEM 2.  Acquisition or Disposition of Assets.

        On March 15, 2000, First Scientific, Inc. (the "Company") signed an agreement to purchase eighty percent of the outstanding capital interests of PureSoft Solutions, LLC, a New Hampshire limited liability company ("PureSoft'), in exchange for cash, deferred cash payments and shares of common stock of the Company pursuant to a Purchase Agreement dated March 15, 2000 between the Company and David Wilich, Frank Wilich, Jr., Gene Dubois and PureSoft, which is filed herewith as Exhibit 2.2. PureSoft is a manufacturer and supplier of hard-surface disinfectant, bathing and skin care products, primarily to the professional health care and health club/spa markets. PureSoft began marketing the Company's antimicrobial handwash under the Company's PureCleanse(R) product label at the beginning of 2000.

        The Purchase Agreement also provides for the eventual acquisition of the remaining capital interests in PureSoft.
   In connection with said agreement, the Company entered into an Employment Agreement with David Wilich, President of PureSoft, which is filed herewith as Exhibit 10.9, and a Stock Option Agreement with David Wilich, Frank Wilich and Gene Dubois, which is filed herewith as Exhibit 10.10.


   ITEM 7.  Financial Statements and Exhibits.

          (a) Pro forma financial information.

               The pro forma financial information, if required by this Item 7(a), will be filed by amendment.

          (b) Exhibits. The following exhibits are incorporated herein by this reference:

          Exhibit No.         Description of Exhibit
          ----------          ----------------------

            2.2* Purchase Agreement dated as of March 15, 2000 among the Registrant and David Wilich, Frank Wilich, Jr., Gene Dubois and PureSoft
                              Solutions, LLC, a New Hampshire
                              limited liability company.

          10.9*               Employment Agreement with
                              David Wilich

          10.10*              Stock Option Agreement with
                              David Wilich, Frank Wilich
                              and Gene Dubois.

   ____________________________
         * Filed herewith.

                               SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FIRST SCIENTIFIC, INC.
                              (Registrant)




   Date: March 30, 2000       By: /s/ Randall L. Hales
                              Randall L. Hales,
                              President and
                              Chief Executive Officer


                              EXHIBIT INDEX

          Exhibit No.         Description of Exhibit

            2.2*              Purchase Agreement dated as
                              of March 15, 2000 among the
                              Registrant and David Wilich,
                              Frank Wilich, Jr., Gene
                              Dubois and PureSoft
                              Solutions, LLC, a New
                              Hampshire limited liability
                              company.

          10.9*               Employment Agreement with
                              David Wilich

          10.10*              Stock Option Agreement with
                              David Wilich, Frank Wilich
                              and Gene Dubois.

   ____________________________
         * Filed herewith.


                                   -3-
(PAGE>





                         PURCHASE AGREEMENT

                     Dated as of March 15, 2000

                                 Among

                         First Scientific, Inc.

                             (the "Company')
                                   and

                              David Wilich

                            Frank Wilich, Jr.

                               Gene Dubois

                             (the "Sellers')

                                   and
                         PureSoft Solutions, LLC

                              ("PureSoft')

                         TABLE OF CONTENTS
                         -----------------


1.   AUTHORIZATION AND SALE OF SELLERS' PURESOFT LIMITED LIABILITY
     COMPANY MEMBERSHIP INTERESTS                                     1

     1A.  AUTHORIZATION                                               1
     1B.  CLOSING                                                     1
     1C   SUBSEQUENT SALES OF REMAINING INTERESTS                     1
     1D   TARGET BUDGET PLAN AND WORKING CAPITAL COMMITMENTS          2

2.   THE CLOSING                                                      2

3.   REPRESENTATIONS AND WARRANTS OF PURESOFT                         2
     3A.  ORGANIZATION AND STANDING                                   2
     3B.  OWNERWSHIP                                                  2
     3C.  SUBSIDIARIES, ETC                                           3
     3D.  MEMBERSHIP LIST AND AGREEMENTS                              3
     3E.  TRANSFER OF MEMBERSHIP INTERESTS                            3
     3F.  AUTHORIZATION                                               3
     3G.  GOVERNMENTAL CONSENTS                                       4
     3H.  LITIGATION                                                  4
     3I.  FINANCIAL STATEMENTS                                        4
     3J.  ABSENCE OF LIABILITIES                                      4
     3K.  TAXES                                                       4
     3L.  TITLE TO PROPERTY AND ASSETS                                5
     3M.  INTELLECTUAL PROPERTY                                       5
     3N.  INSURANCE                                                   6
     3O.  MATERIAL CONTRACTS AND OBLIGATIONS                          6
     3P.  PERMITS; COMPLIANCE                                         6
     3Q.  ABSENCE OF CHANGES                                          7
     3R.  EMPLOYEES                                                   8
     3S.  ERISA                                                       8
     3T.  TRANSACTIONS WITH RELATED PARTIES                           9
     3U.  BOOKS AND RECORDS                                           9
     3V.  BUSINESS PLAN                                               9
     3W.  DISCLOSURES                                                 9

4.   PRESENTATIONS AND WARRANTIES OF SELLERS                          9
     4A.  CONFLICTING AGREEMENTS                                      9
     4B.  LITIGATION                                                  10
     4C.  STOCKHOLDER AGREEMENTS                                      10
     4D.  PURESOFT'S REPRESENTATIONS                                  10
     4E.  DISCLOSURE                                                  10
     4F.  CAPITALIZATION                                              10
     4G.  AGREEMENTS                                                  10
     4H.  TRANSACTIONS WITH RELATED PARTIES                           11

5.   AUTHORITY                                                        11

6.   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY                     11
     6A.  ACCURACY OF REPRESENTATIONS OF WARRANTIES                   11
     6B.  PERFORMANCE                                                 11
     6C.  OPINION OF COUNSEL                                          11
     6D.  RELATED AGREEMENTS                                          12
     6E.  CERTIFICATES AND DOCUMENTS                                  12
     6F.  SECURITIES LAW FILINGS                                      12
     6G.  NO MATERIAL ADVERSE CHANGES                                 12
     6H.  TWENTY-FOUR MONTH BUDGET                                    12
     6I.  COMPLIANCE CERTIFICATE                                      12
     6J.  OTHER MATTERS                                               13

7.   CONDITION TO THE OBLIGATIONS OF THE SELLER                       13

8.   DEFINITIONS                                                      13

9.   MISCELLANEOUS                                                    14
     9A.  SUCCESSORS AND ASSIGNS                                      14
     9B.  CONFIDENTIALITY                                             14
     9C.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES                  14
     9D.  EXPENSES                                                    14
     9E.  NOTICES                                                     15
     9F.  BROKERS                                                     15
     9G.  ENTIRE AGREEMENT                                            15
     9H.  AMENDMENTS AND WAIVERS                                      15
     9I.  COUNTERPARTS                                                16
     9J.  HEADINGS                                                    16
     9K.  SEVERABILITY                                                16
     9L.  GOVERNING LAW                                               16
     9M.  FURTHRE ASSURANCES                                          16
     9N.  INDEMNIFICATION                                             16
     9O.  RIGHTS OF THE COMPANY                                       17

EXHIBITS:

     A.   Schedule of Subsequent Sales
     B.   Target Budget Plan
     C.   Schedule of Exceptions
     D.   Form of Opinion Taylor & Keane

                         PURCHASE AGREEMENT

   This Purchase Agreement (this "Agreement') dated as of March 15, 2000 is entered into by and among FIRST SCIENTIFIC, INC., a Delaware corporation (the "Company'), David Wilich, Frank Wilich, Jr. and Gene Dubois (each individually, a "Seller', collectively, the "Sellers') and PureSoft Solutions, LLC (together with affiliates, "PureSoft'). Capitalized terms not defined elsewhere herein shall have the respective meanings assigned to the part 9 of this Agreement.

   In consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

   1. AUTHORIZATION AND SALE OF SELLERS' PURESOFT LIMITED
   LIABILITY COMPANY MEMBERSHIP INTERESTS (THE
   "INTERESTS').Authorization and Sale of Shares.

         1A AUTHORIZATION. PureSoft and the
   Sellers have duly authorized the sale, pursuant to the terms of this Agreement, of all of the Sellers' limited liability company Interests to the Company.


         1B.CLOSING. Subject to the terms and conditions of this Agreement, at the Closing the Company will, for and in consideration of Sellers' agreement to sell to the Company eighty percent (80%) of the Seller's one hundred percent (100%) ownership of Interests in PureSoft, the Company will pay or deliver to Sellers: (i) Fifty Thousand Dollars ($50,000) cash; (ii) the Company's promissory note in the original principal amount of Four Hundred Fifty Thousand Dollars ($450,000) and bearing interest at the annual rate of eight and one-half percent (8.5%), payable in four (4) equal quarterly payments of principal, together with accrued interest on the outstanding principal balance, due and payable on or before the 15th day of June, September and December, 2000, and March, 2001, respectively; provided however, that there shall be a balloon payment of $250,000 principal reduction due June 15, 2000, (in addition to the first $50,000 quarterly installment on the aforementioned promissory note); and (iii) $260,000 worth of stock options in the Company exercisable at 1 cent per share, options shall be fully vested upon issuance on March 15, 2000.

         The Company, PureSoft and the Seller agree that in the event the Company fails to pay the aforementioned $250,000 balloon payment and the $50,000 principal plus accrued interest quarterly payment (together with the $300,000 installment of working capital required by paragraph 1D) on or before June 15, 2000, then the escrow agent shall deliver the assignment of the 80% of the Interests in PureSoft back to the Sellers, and the Sellers and PureSoft, respectively, shall be entitled to keep the funds paid to them hereunder prior to June 15, 2000, and all parties shall be discharged and relieved of any further claim by or against the other(s) arising under this Purchase Agreement and related documents.

          1C.   SUBSEQUENT SALES OF REMAINING INTERESTS.   Subsequent to
   the Closing and subject to the conditions specified in part 6 below, the Company will issue to the Sellers, on each of the dates (each a "Subsequent Sale Date') indicated on Exhibit A
   (the "Schedule of Subsequent Sales'), the number of shares of common stock set forth opposite each Subsequent Sale Date for the purchase of additional shares of PureSoft (each such purchase on a Subsequent Sale Date, a "Subsequent Sale').

             1D. TARGET BUDGET PLAN AND WORKING CAPITAL COMMITMENTS. The Company, PureSoft and the Sellers will finalize the Target
   Budget Plan attached hereto as Exhibit B, which Target Budget
   Plan shall include the Company's working capital contribution, to PureSoft, to which the Company hereby commits, in the aggregate amount of Nine Hundred Thousand Dollars ($900,000), payable in draws of Three Hundred Thousand Dollars ($300,000), payable each on March 15, June 15 and August 15, 2000.

     2. THE CLOSING. The closing of the purchase (the "Closing') shall take place by escrow at the offices of Mackey Price & Williams, 170 South Main Street, Suite 900, Salt Lake City, Utah, no later than March 15, 2000 or at such other place or such other time as the Company and the Sellers may agree in writing. At the Closing, the Company shall wire transfer to the Sellers the cash payment against an assignment to the Company, delivered into escrow, of the 80% PureSoft Interests. If at the Closing any of the conditions specified in part 6 shall not have been fulfilled, the Company shall, at its election, be relieved of all of its obligations under this Agreement to be performed at such Closing without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment.

     3. REPRESENTATIONS AND WARRANTIES OF PURESOFT. PureSoft represents and warrants to the Company that the statements contained in this part 3 are true and correct, except as set forth in the Schedule of Exceptions attached as Exhibit C, which shall be arranged to correspond to the numbered paragraphs contained in this part 3. A disclosure in any numbered section of Exhibit C shall qualify only the representations and warranties in the corresponding numbered paragraphs of this part 3.

          3.A. ORGANIZATION AND STANDING. PureSoft is an limited liability company duly organized, validly existing and in good standing under the laws of the State of New Hampshire and has full organizational power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. PureSoft is not doing business in any other jurisdiction to the extent that it would be required to be qualified, as a foreign company to do business in such state or states. PureSoft has furnished to the Company (or the Company's counsel) true and complete copies of its organizational and operational documentation, as amended to date and currently in effect.

     3B. OWNERSHIP. All of the outstanding
   membership Interests of PureSoft is owned entirely and exclusively by the Sellers. All of said issued and outstanding Interests of PureSoft have been duly authorized and validly issued and are fully paid and nonassessable. Except (i) as provided in this Agreement, or any Related Agreement or (ii) as set forth in Exhibit C: (a) no subscription, option, convertible security or other right (contingent or otherwise) to purchase or acquire any membership Interests of PureSoft is authorized or outstanding;

   (b) PureSoft has no obligation (contingent or otherwise) to issue any subscription, option, convertible security or other such right or to issue or distribute to Sellers any evidences of indebtedness or assets of the Company; and (c) PureSoft has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its membership Interests or any interest therein or to pay or make any other distribution in respect thereof. All of the issued and outstanding Interests of PureSoft have been offered and sold by PureSoft in compliance with the registration requirements of applicable federal and state securities laws or pursuant to valid exemptions therefrom.

          3C. SUBSIDIARIES, ETC. Except as set forth in Exhibit C, PureSoft has no Subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture, limited liability company or other business enterprise.

          3D. MEMBERSHIP LIST AND AGREEMENTS. Stockholder List and Agreements. Exhibit C sets forth a true and complete list of the members and option holders of PureSoft, showing the number of Interests or other securities of the Company (or rights to acquire such securities) held by each security holder as of the date of this Agreement and the date of the Closing and the consideration paid to PureSoft, if any, therefor. Except (i) as provided in this Agreement, or any Related Agreement or
   (ii) as set forth in Exhibit C, there are no agreements, written or oral, between PureSoft and any holder of its membership interests or, to the Company's knowledge, among any holders of its membership Interests relating to the acquisition (including without limitation rights of first refusal or preemptive rights), disposition, registration under the Securities Act or voting of the membership/capital Interests of the Company.

          3E. TRANSFER OF MEMBERSHIP INTERESTS. At or prior to the Closing, the transfer of Sellers' membership Interests have been, or will be at or prior to the Closing, duly authorized by all necessary action on the part of PureSoft and its manager(s). The membership Interests, when so sold and delivered against exchange therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Related Agreements and under applicable state and federal securities laws. Based in part on the representations made by the Sellers, the exchange of the membership Interests will be in compliance with the registration requirements of applicable federal and state securities laws or pursuant to valid exemptions therefrom, and neither PureSoft nor any authorized agent acting on its behalf nor any Seller will take any action hereafter that would cause the loss of such exemptions.

          3F. AUTHORIZATION. The execution, delivery and performance by PureSoft of this Agreement and the Related Agreements, and the consummation by PureSoft of the transactions contemplated hereby and thereby, have been duly authorized by all necessary membership action. This Agreement and each of the Related
   Agreements have been duly executed and delivered by PureSoft and constitute valid and binding obligations of PureSoft enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally. The execution, delivery and performance of the transactions contemplated by this Agreement and the Related
   Agreements and compliance with their provisions by PureSoft will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to PureSoft.

          3G. GOVERNMENTSL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of PureSoft in connection with the execution and delivery of this Agreement or any Related Agreements, transactions to be consummated at the Closing, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing.

             3H. LITIGATION. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to PureSoft's knowledge, any basis therefor or threat thereof, against or by PureSoft, which questions the validity of this Agreement or any Related Agreement or the right of PureSoft to enter into or perform this Agreement or any Related Agreement, or which could reasonably be expected to have, either individually or in the aggregate, any material adverse effect on the business, prospects, assets or condition, financial or otherwise, or any material change in the current equity ownership of PureSoft, nor is there any litigation pending, or, to PureSoft's knowledge, any basis therefor or threat thereof, against PureSoft by reason of the proposed activities of PureSoft or negotiations by PureSoft with possible investors in PureSoft or involving the prior employment of any of PureSoft's employees, their use in connection with PureSoft's business of any intellectual property of any of their former employers or their material obligations under any agreements with their prior employers.

          3I. FINANCIAL STATEMENTS. PureSoft has furnished to the Company a complete and correct copy of the following financial statements (collectively, the "Financial Statements'):
   PureSoft's unaudited balance sheet (the "Balance Sheet') at December 31, 1999 (the "Balance Sheet Date') and statements of operations, changes in equity and cash flows for the period from inception of PureSoft through the Balance Sheet Date.
   The Financial Statements are in accordance with the books and records of PureSoft and present fairly the financial condition and results of operations of PureSoft, as at the date and for the period indicated, and have been prepared in accordance with generally accepted accounting principles.

             3J. ABSENCE OF LIABILITIES. Except as disclosed in Exhibit C, at the Balance Sheet Date, PureSoft did not, and does not, have any material liabilities, whether absolute or contingent that were not fully reflected or provided for on the Balance
   Sheet, and, since the Balance Sheet Date, PureSoft has not incurred or otherwise become subject to any such liabilities or obligations except liabilities incurred in the ordinary course of business that could not reasonably be expected to have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of PureSoft.

           3K. TAXES. The amount shown on the Financial Statements as provision for taxes is sufficient in all material respects to pay all accrued and unpaid federal, state, local and foreign taxes for the period then ended and all prior periods.
   PureSoft has filed all federal, state, county, local and foreign tax returns which are required to be filed by it on or prior to the date of the Closing, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to PureSoft. Federal income tax returns of PureSoft have not been audited by the Internal

   Revenue Service, and no controversy with respect to taxes of any type is pending or, to PureSoft's knowledge, threatened. PureSoft has withheld or collected from each payment made to each of its employees the amount of all taxes (including, without limitation, federal income taxes, Federal Insurance Contribution Act taxes, Federal Unemployment Tax Act taxes and Medicare taxes) required to be withheld or collected therefrom, and has timely paid the same to the proper tax receiving officers or authorized depositories.

             3L. TITLE TO PROPERTY AND ASSETS. Title to Property and Assets Except (i) as reflected in the Financial Statements, (ii) for Liens for current taxes not yet due and payable, (iii) for Liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iv) for Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, and (v) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, PureSoft has good title to or a valid leasehold interest in all of its properties and assets, which comprise all of the properties and assets reflected in the Balance Sheet and all of the assets and properties used in the conduct of its business as currently conducted, and none of such properties or assets is subject to any Lien of any nature whatsoever other than those the material terms of which are described in Exhibit C.

             3M. INTELLECTUAL PROPERTY. Set forth in Exhibit C is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations and licenses currently owned and/or used by PureSoft or necessary for the conduct of PureSoft's business as currently conducted, as well as any agreement under which PureSoft has access to any intellectual property or confidential information used by PureSoft in its business (the "Intellectual Property Rights').
    PureSoft owns, or has the right to use (without additional license fees or royalties) under the agreements or upon the terms described in Exhibit C, all of the Intellectual Property
   Rights and has taken all actions reasonable in light of its financial position to protect the Intellectual Property
   Rights. To PureSoft's knowledge, the business conducted or proposed to be conducted by PureSoft as set forth in the

   Target Budget Plan does not and will not cause PureSoft to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, mask-works, licenses, trade secrets, processes, data, know-how or other intellectual property rights of any other Person, and that PureSoft has received no notices of infringement with respect to the Intellectual Property Rights or the business of PureSoft. Except as set forth in Exhibit C, the Target Budget Plan does not and will not require PureSoft to obtain any license or other agreement to use any patents, trademarks, service marks, trade names, copyrights, mask-works, licenses, trade secrets, processes, data, know-how or other intellectual property rights of others, except for licenses or agreements that can be obtained in the ordinary course of business without unreasonable effort, delay, cost or expense. Except as set forth on Exhibit C, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual
   Property Rights, nor is PureSoft bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, mask-works, trade secrets, processes, data or know-how of any other Person. Except as set forth in Exhibit C, to PureSoft's knowledge, the Persons who are Sellers, agents, consultants or managers of PureSoft prior to the Closing do not own any rights in patents, trademarks, service marks, trade names, copyrights, mask-works, trade secrets, processes, data or know-how directly or indirectly competitive with those owned or to be used by PureSoft or derived from or in connection with the conduct of PureSoft's business. Except as set forth on Exhibit C, PureSoft warrants that it is not or will not be, necessary to use any inventions or works of authorship of its employees or agents of any kind (or Persons it currently intends to hire) made outside of their employment by, or other contractual relationship with, PureSoft. Except as set forth on Exhibit C, PureSoft has obtained from all of the Sellers and agents of PureSoft assignments to all inventions developed or conceived during their association with PureSoft and relating to its business. PureSoft has not granted rights to manufacture, produce, assemble, license, market or sell its products to any other Person and is not bound by any agreement that affects PureSoft's exclusive rights to develop, manufacture, assemble, distribute, market or sell its products. Except as set forth on Exhibit C, PureSoft has never released its source code to any third party.

     3N. INSURANCE.   PureSoft  maintains valid policies of
   insurance with respect to its properties and business of the kinds and in the amounts comparable to insurance customarily obtained by entities engaged in the same or similar business and similarly situated, including, without limitation, workers compensation insurance and insurance against casualty loss, public liability, libel, slander, defamation, advertising injury and other risks. Exhibit C sets forth a schedule and brief description of the policies of insurance currently maintained by PureSoft. With respect to each such insurance policy: (i) the policy is in full force and effect; (ii) PureSoft is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, cancellation, modification or denial of coverage under the policy; and (iii) no party to the policy has repudiated any of its provisions.


     3O. MATERIAL CONTRACTS AND OBLIGATIONS.   Exhibit C sets forth
   a list of all material agreements or commitments of any nature to which PureSoft is a party or by which it is bound, including without limitation (i) each agreement which requires future expenditures by PureSoft in excess of $25,000 or which might result in payments to PureSoft in excess of $25,000,
   (ii) all management, consulting and similar agreements, (iii) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, option plans and arrangements, and distributor and sales representative agreements, (iv) each agreement with any agent of PureSoft, or any Affiliate of such Persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such Person or entity, and (v) any agreement relating to the Intellectual Property Rights. PureSoft has delivered to the Company (or the counsel of the Company) copies of each of the foregoing agreements. All of such agreements and contracts are valid, binding and in full force and effect.

        3P. PERMITS; COMPLIANCE. PureSoft has complied in all material respects with all laws, regulations and orders applicable to its present and proposed business (as set forth in the Target Budget) and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which PureSoft is a party or by which it is bound or of any provision of any existing state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon PureSoft, which materially adversely affects or, so far as PureSoft may now reasonably foresee, in the future is reasonably likely to materially adversely affect, the business, prospects, assets or condition, financial or otherwise, of PureSoft. None of the agents nor any other employee of PureSoft is in violation of any term of any contract or covenant (either with PureSoft or with another entity) relating to employment, patents, proprietary information disclosure, noncompetition or non-solicitation.

     3Q. ABSENCE OF CHANGES. Since the Balance Sheet Date, there has been no material adverse change in the condition, financial or otherwise, net worth or results of operations of PureSoft, other than changes occurring in the ordinary course of business, which changes have not, individually or in the aggregate, had a materially adverse effect on the business, prospects, properties or condition, financial or otherwise, of PureSoft. Without limiting the foregoing and except as set forth in Exhibit C, since the Balance Sheet Date:

          (i) PureSoft has not sold, leased, transferred or assigned any of its material assets, tangible or intangible, other than in the ordinary course of business;

          (ii) PureSoft has not entered into any agreement, contract, commitment, lease or license (or series of related agreements, contracts, commitments, leases and licenses) either involving more than $25,000 or outside the ordinary course of business;

          (iii) no party (including PureSoft) has accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $25,000 to which
   (iv) PureSoft is a party or by which PureSoft or its assets are bound;

          (iv) PureSoft has not imposed or permitted any other Person to impose any Lien upon any of its assets, tangible or intangible, except for (a) Liens imposed by law and incurred in the ordinary course of business for obligations not past due, and (b) Liens in respect of pledges or deposits under workers compensation laws or similar legislation;

          (v) PureSoft has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the ordinary course of business;
   PureSoft has not made any capital investment in, any loan to or any acquisition of the securities or assets of any other
   Person (or series of related capital investments, loans and acquisitions) either involving more than $25,000 or outside the ordinary course of business;

          (vii) PureSoft has not issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 alone or $50,000 in the aggregate;


                                   7
(PAGE)

          (viii) PureSoft has not delayed or postponed the payment of accounts payable or any other liabilities outside the ordinary course of business;

             (ix) PureSoft has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the ordinary course of business;

             (x) PureSoft has not granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights;

             (xi) PureSoft has not declared, set aside or paid any distribution with respect to its members (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its interests;

             (xii) PureSoft has not experienced any material damage, destruction or loss (whether or not covered by insurance) to its property;

             (xiii) PureSoft has not made any material loan to, or entered into any other transaction with, any of its members, agents and employees;

             (xiv) PureSoft has not entered into any employment contract or collective bargaining agreement, written or oral, or materially modified the terms of any such contract or agreement;

             (xv) PureSoft has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its members, agents or employees (or taken any such action with respect to any other benefit plan);

             (xvi) PureSofft has not made any material change in employment terms for any of its members, agents or employees outside the ordinary course of business;

             (xvii) PureSoft has not made or pledged to make any material charitable or other capital contribution;
   there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business involving PureSoft or its assets or business; and

             (xix) PureSoft has not committed to do any of the foregoing.

        3R EMPLOYEES. None of the employees of PureSoft is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to PureSoft (including, without limitation, any organizational drive) or, to PureSoft's knowledge, threatened. Exhibit C sets forth a list of the persons employed by PureSoft. Exhibit C also sets forth the names of each former employee of PureSoft whose employment has been terminated during the past two years.

        3S. ERISA. PureSoft does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974 (other than a medical benefit plan with respect to which PureSoft has made all required contributions and has complied with all applicable laws).

     3T. TRANSACTIONS WITH RELATED PARTIES. Except as set forth in Exhibit C, no employee, member or agent of PureSoft or member of his or her immediate family is indebted to PureSoft, nor is PureSoft indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of PureSoft, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Exhibit C, to PureSoft's knowledge, none of such persons has any direct or indirect ownership interest in any Person with which PureSoft is affiliated or with which PureSoft has a business relationship, or any Person that competes with PureSoft, except that employees, members or agents of PureSoft and members of their immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with PureSoft. Except as set forth in Exhibit C, to PureSoft's knowledge, no member, agent or employee or any member of their immediate families is, directly or indirectly, interested in any material contract with PureSoft Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of PureSoft).

     3U. BOOKS AND RECORDS. The books of the Company contain materially complete and accurate records of all meetings and other actions of its members and its managers and committees thereof. The ledger of PureSoft is complete and reflects all issuances, transfers, repurchases and cancellations of interests of PureSoft.


     3v. BUSINESS PLAN. PureSoft has furnished to
   Sellers a complete and correct copy of each business plan or private placement memo or similar materials furnished by PureSoft to investors or potential investors in PureSoft during the past five years.

     3W. DISCLOSURES. Neither this Agreement, any Related Agreement nor any exhibit hereto or thereto, nor any report, certificate or instrument furnished to the Company in connection with the transactions contemplated in this Agreement or the Related Agreements, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. PureSoft knows of no information or fact that has or would have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of PureSoft which has not been disclosed to the Company in this Agreement, the Related Agreements, the exhibits hereto or thereto or other written materials furnished to the Company.

   4. REPRESENTATIONS AND WARRANTIES OF SELLERS. The Sellers severally and jointly, represent and warrant to the Company as follows:

     4A. CONFLICTING AGREEMENTS. Such Sellers are not, as a result of the nature of the business conducted or proposed to be conducted by the Company or PureSoft or for any other reason, in violation of (i) any fiduciary or confidential relationship, (ii) any term of any contract or covenant
   (either with the PureSoft or with another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation or (iii) any other contract or agreement, or any judgment, decree or order of any court or administrative agency, in each case relating to or affecting the right of such Seller to be employed by the Company or PureSoft. No such relationship, term, judgment, decree or order conflicts with such Sellers' obligations to use his best efforts to promote the interests of the Company and PureSoft nor does the execution, delivery and performance of this Agreement or any Related Agreement by such Sellers or the activities of such Sellers as an employee, officer or director of the Company or PureSoft, conflict with any such relationship, term, judgment, decree or order.


     4B. LITIGATION. There is no action, suit or proceeding, or governmental inquiry or investigation, pending or, to the knowledge of such Sellers, threatened against or by such Sellers, and, to the knowledge of such Sellers, there is no basis for any such action, suit, proceeding or governmental inquiry or investigation which could reasonably be expected to have a material adverse effect on the Company or PureSoft or to result in any change in ownership of the Company or PureSoft. There is no litigation pending or any basis therefor or threat thereof, against PureSoft by reason of the proposed activities of PureSoft or negotiations by PureSoft with possible investors in PureSoft or involving the prior employment of any of PureSoft's employees, their use in connection with PureSoft's business of any intellectual property of any of their former employers or their obligations under any agreements with their prior employers.

     4C. STOCKHOLDER AGREEMENTS. Except as contemplated by this Agreement, such Sellers are not a party to and have no knowledge of any agreements, written or oral, relating to the acquisition (including, without limitation, rights of first refusal or preemptive rights), sale, transfer or other disposition, registration under the Securities Act or voting of the membership Interests of PureSoft.

        4D. PURESOFT'S REPRESENTATIONS. Intellectual Property.To the knowledge of such Sellers, each of the representations and warranties of PureSoft contained herein is true and correct.

        4E. DISCLOSURE. Neither this Agreement, any Related Agreement nor any exhibit hereto or thereto, nor any report, certificate or instrument furnished to the Company in connection with the transactions contemplated by this Agreement or the Related Agreements, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Such Sellers knows of no information or fact that has or would have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of PureSoft which has not been disclosed to the Company in this Agreement, the Related Agreements, the exhibits hereto or thereto or other written materials furnished to the Purchaser.

        4F. CAPITALIZATION. All of the issued and outstanding membership Interests of PureSoft have been offered and sold by PureSoft in compliance with the registration requirements of applicable federal and state securities laws or pursuant to valid exemptions therefrom.

        4G. AGREEMENTS. There are no agreements, written or oral, between PureSoft and any person relating to the acquisition (including, without limitation, rights of first refusal or preemptive rights), disposition, registration under the Securities Act or voting of the capital stock of PureSoft.

     4H. TRANSACTIONS WITH RELATED PARTIES. No Seller, employee, officer, manager or agent of PureSoft or member of its immediate family is indebted to PureSoft, nor is PureSoft indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other employee benefits made generally available to all employees. To such Sellers' knowledge, none of such persons has any direct or indirect ownership interest in any Person with which the Company or PureSoft is affiliated or with which the Company or PureSoft has a business relationship, or any Person that competes with the Company or PureSoft, except that employees, stockholders, officers or directors of the Company and members of their immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Company. To such knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company).

   5. AUTHORITY. Sellers and PureSoft have full power and authority to enter into and to perform this Agreement in accordance with its terms, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of Sellers and PureSoft, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

   6. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to purchase the Sellers' membership Interests at the Closing and on each Subsequent Sale Date, as the case may be, is subject to the fulfillment or the waiver by the Company of each of the following conditions on or before the Closing or on each Subsequent Sale Date, as applicable:

     6A. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in parts 3 and 4 shall be true in all material respects at and as of the Closing and each Subsequent Sale Date with the same effect as though such representations and warranties had been made on and as of the date of the Closing and each Subsequent Sale Date.

     6B. PERFORMANCE. PureSoft and each of the Sellers shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by PureSoft or such Seller prior to or at the Closing and each Subsequent Sale Date.
   With respect to each Subsequent Sale Date, PureSoft and Seller shall have performed and complied in all material respects with all agreements and conditions contained in Exhibit A as of each Subsequent Sale Date.

     6C. OPINION OF COUNSEL. The Company shall have received an opinion from counsel for the Sellers and PureSoft, dated the date of the Closing, addressed to the Company, and satisfactory in form and substance to the Company and its counsel, substantially in the form attached as Exhibit D.

     6D.  RELATED AGREEMENTS

          (i) Related Agreement attached hereto shall have been executed and delivered by the Company, the Sellers, PureSoft and the other parties thereto at or prior to the Closing, and the Stockholders Agreement shall be in full force and effect, without amendment or modification.

             (ii) The Company or PureSoft shall have entered into employment agreements with each of the Sellers and such other option, proprietary information and confidentiality agreements with each key employee of the Company or PureSoft, in a form reasonably acceptable to the Company.

     6E.   CERTIFICATES AND DOCUMENTS. the Sellers shall have delivered to the Company or counsel to The Company:

          (i) certificates, as of the most recent practicable dates, as to the corporate existence and good standing of the Company issued by the Department of Commerce, Division of Corporations;

             (ii) the Related Agreements and the transactions contemplated herein and therein;

             (iii) such other documents relating to the transactions contemplated in this Agreement and the Related Agreements as Purchaser may reasonably request; and

             (iv) on each Subsequent Sale Date, the Sellers shall deliver to The Company a certificate confirming the continued accuracy of the certificates and documents set forth in this part 6E and provided by the Sellers to the Company at Closing.

     6F. SECURITIES LAW FILINGS. The Sellers and PureSoft shall have timely obtained such approvals, waivers and consents as may be required under the Securities Act or under applicable state securities laws.

     6G.   NO MATERIAL ADVERSE CHANGES. There shall not have
   occurred any material adverse change in the business, assets, financial condition, results of operations or prospects of PureSoft.

     6H. TWENTY-FOUR MONTH BUDGET. Sellers and the Company shall have agreed upon a budget attached hereto as Exhibit B (the
   "Target Budget Plan') for PureSoft for the 24 month period following the Closing.

     6I.   COMPLIANCE CERTIFICATE. PureSoft and the Sellers shall
   have delivered to the Company a certificate, dated the date of the Closing and each Subsequent Sale Date, as the case may be, certifying to the fulfillment of the conditions specified herein.

     6J.   OTHER MATTERS.   All proceedings in connection with the
   transactions contemplated in this Agreement and the Related Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

   7. CONDITION TO THE OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to sell the PureSoft interests to the Company at the Closing and on each Subsequent Sale Date are subject to fulfillment or the waiver by the Sellers of the condition that the Company shall have tendered at the Closing consideration in the amount of $50,000 and the note in the original principal amount of $450,000 for the purchase of the 80% interest and the Company shall have tendered upon each Subsequent Sale Date the applicable requirements set forth in Exhibit A.

   8. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

        "AFFILIATE" means with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person, and, in the case of an individual, includes any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person. The term
   "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT"   has the meaning set forth in the preamble.

     "BALANCE SHEET" and "Balance Sheet Date " have the meanings set forth in paragraph 3I.

     "CLOSING" has the meaning set forth in paragraph 2.

     "COMPANY"  has the meaning set forth in the preamble.

     "FINANCIAL STATEMENTS " has the meaning set forth in paragraph 3I..

     "INFORMATION TECHNOLOGY" has the meaning set forth in paragraph 3W.

     "INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in paragraph 3M.

     "LIEN" means any lien, security interest, pledge, mortgage, deed of trust, charge or encumbrance in real, personal or mixed property (tangible or intangible, and wherever located).

      "LOSSES"  has the meaning set forth in paragraph 9N.

      "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "SUBSEQUENT SALE DATE"  has the meaning set forth in paragraph
      1C.

     "SUBSIDIARY" means any corporation more than 50% of the outstanding voting securities of which are owned by PureSoft or any Subsidiary, directly or indirectly, or a partnership or limited liability company in which PureSoft or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

     "TARGET BUDGET PLAN" has the meaning set forth in paragraph 6I.

   9.    MISCELLANEOUS.

     9A.   SUCCESSORS AND ASSIGNS.  The rights and obligations of
   the Company under this Agreement may be assigned to any Person or entity the Company. deemed a "Purchaser" for purposes of this Agreement.

     9B.   CONFIDENTIALITY. Except as required by law, Sellers
   agree that they will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which Sellers may obtain from the Company, unless such information is known, or until such information becomes known, to the public.

     9C.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES .  All
   agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated herein, regardless of any investigation by the Company or on behalf of the Company.

     9D.   EXPENSES.  Sellers agree to pay and hold the Company
   and holders of its Shares harmless from liability for the payment of:

          (i) the fees and expenses of the Sellers, including the fees and expenses of counsel to the Sellers, arising in connection with the negotiation and execution of this Agreement and consummation of the transactions contemplated herein;

          (ii) the reasonable fees and expenses incurred in connection with any requested waiver of the right of the Company or the consent of the Company to contemplated acts of the Sellers not otherwise permissible by the terms of this Agreement;

          (iii) the reasonable fees and expenses incurred by the Company in respect of the enforcement of the rights granted under this Agreement if they are successful;

          (iv) all reasonable costs, fees and expenses incurred by the Sellers in its performance of and compliance with this Agreement, it being understood and agreed that such costs, fees and expenses shall be borne solely by the Sellers; and

           (v) reasonable fees and expenses incurred by the Company in any filing with any governmental with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person.

     9E.   NOTICES. All notices, requests, consents and other
   communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by overnight delivery service or by first class certified or registered mail, return receipt requested, postage prepaid:

     If to the Company, at First Scientific, Inc., Attn: Mr. Randall L. Hales, President and Chief Executive Officer, 1877 West 2800 South, Suite 200, Ogden, Utah 84401, or at such other address or addresses as may have been furnished in writing by the Company with a copy (which shall not constitute notice) to Mackey Price & Williams, 170 South Main Street, Suite 900, Salt Lake City, Utah 84101-1655, Attention: Dwight
   B. Williams, Esq. (fax: (801)575-5006).

     If to the Sellers at P.O. Box 261, New Castle, New Hampshire 03854, Attn: Mr. David M. Wilich, President, or at such other address or addresses as may have been furnished to the Company in writing by Sellers with a copy (which shall not constitute notice) to Taylor & Keane, P.L.L.C., 1000 Market Street, Suite 202, Portsmouth, New Hampshire 03801, Attn: Alvin E. Taylor, Esq. (fax: (603) 431-4643.

     Notices provided in accordance with this paragraph 9E shall be deemed delivered upon personal delivery or three business days after deposit in the mail.

     9F.   BROKERS. The Company, the Sellers and PureSoft each
   represent and warrant to the other parties hereto that he or it has not retained or engaged any finder or broker in connection with the transactions contemplated in this Agreement. The Company, the Sellers and PureSoft will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders, fees or commissions, or consulting fees in connection with the transactions contemplated in this Agreement asserted by any Person on the basis of any statement or representation alleged to have been made by such indemnifying party.

     9G.   ENTIRE AGREEMENT. THis Agreement and the exhibits hereto
   embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter, including any letters of intent or amendments thereof between the parties.

     9H.   AMENDMENTS AND WAIVERS.  Except as otherwise expressly
   set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company, and, prior to Closing, the Sellers.
   No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

      9I.COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     9J. HEADINGS. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

     9K. SERERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     9L. GOVERNING LAW. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF UTAH WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF UTAH, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF UTAH.

     9M.   FURTHER ASSURANCES. Each party to this Agreement hereby
   covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated herein.

     9N.   INDEMNIFICATION. The Sellers, without limitation as to
   time, will indemnify the Company and its officers, directors, members, agents and representatives against, and hold the Company and its officers, directors, members, agents and representatives harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees and expenses) (collectively, the "Losses") incurred by such Persons (i) as a result of the breach or inaccuracy of any representation, warranty, covenant or agreement in this Agreement, any Related Agreement (or any other document or instrument executed pursuant hereto or thereto) by the Sellers or PureSoft, and (ii) pursuant to any investigation, claim, suit or proceeding against the Sellers, PureSoft or any of their agents and representatives arising out of or in connection with this Agreement, any Related Agreement (or any other document or instrument executed pursuant hereto or thereto), which investigation, claim, suit or proceeding requires the participation of, or is commenced or filed against, the Company and any of its agents because of this Agreement and the transactions contemplated herein and therein. Sellers agree to reimburse the Company and its officers, directors, members, agents and representatives promptly for all such Losses as they are incurred by such Persons. Sellers agree to reimburse the Company for any payments made by the Company pursuant to this paragraph 9N for Losses which are finally determined in such proceeding to primarily and directly result from the gross negligence or willful misconduct of Sellers. The obligations of Sellers to the Company and its officers, directors, members, agents and representatives under this paragraph 9N will be separate obligations and will be in addition to any rights such Persons may have at common law or otherwise, including pursuant to indemnification agreements with the Company or pursuant to the Company's Certificate of Incorporation or Bylaws. The obligations of the Sellers under this paragraph 9N will survive the termination of this Agreement or any Related

   Agreement.  THE COMPANY AND THE SELLERS INTEND THAT THE
   COMPANY, ITS AGENTS AND REPRESENTATIVES BE INDEMNIFIED FROM
   LIABILITY FOR THEIR OWN NEGLIGENCE PURSUANT TO THIS PARAGRAPH.

        9O.   RIGHTS OF THE COMPANY.  The Company shall have the
   absolute right to exercise or refrain from exercising any right or rights that it may have by reason of this Agreement, the Related Agreements, or at law or in equity, including without limitation the right to consent to the waiver of any obligation of Sellers and to enter into an agreement with Sellers for the purpose of modifying this Agreement, and the Company shall not incur any liability to any Seller with respect to exercising or refraining from exercising any such rights or rights.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

   COMPANY:

                                             FIRST SCIENTIFIC, INC.


                                             By: /s/ Randall L. Hales
                                             ------------------------
                                             Name Title: President


   SELLERS:


                                             By: /s/ David Wilich
                                             ------------------------
                                             David Wilich



                                             By: /s/ Frank Wilich, Jr.
                                             -------------------------
                                             Frank Wilich, Jr.


                                             By: /s/ Gene Dubois
                                             -------------------------
                                             Gene  Dubois


                                             PURESOFT SOLUTIONS, LLC



                                             By: /s/ David Wilich
                                             --------------------------
                                             Name: David Wilich
                                             Title: President

                              EXHIBIT A
                       SCHEDULE OF SUBSEQUENT SALES


     Subsequent          Shares of      Purchase    Cumulative
     Sale Date        Common Stock(1)  Percentage      Total
   --------------     ---------------  ----------   ----------
   No Later Than:

   April 1, 2001         46,297            7%             87%
   April 1, 2002        504,045           13%            100%


       Year              2000             2001
   -------------     ----------       ----------

   Net Income(2)     $1,190,504       $9,693,218

     The above referenced number of shares of the Company's Common Stock in proportion to said milestones are protected by the standard non-dilution provisions specified hereinafter in this Exhibit A, as Adjustment of Number of Shares, which is attached hereto and incorporated herein by reference. It is further understood that the respective markets to be served by the limited liability company and the Company may be coordinated in the future, and the Company shall make the final determination of any equitable adjustment to the foregoing performance milestones that it considers necessary to preserve the Sellers' sales price incentives outlined above.

   See attached: Adjustment of Number of Shares.


   -------------------------------

          (1) The issuance of shares is conditoned upon the event that the respective net contributions from the operations of the limited liability company tothe Company's pre-tax net operating profits meet the following performance milestones (the respective numbers of the Company's shares which Sellers shall ultimately receive for a givien year in exchange for their remaining Interests shall vary in proportion to any over or under achievements of these respective milestones as shown in the attched:
Performance Milestone Variations.


          (2) To be defined by the parties within two weeks recognizing that there will be no deviations from the prior years accounting methods.

        ATTACHMENT 1 TO EXHIBIT A, SCHEDULE OF SUBSEQUENT SALES

                    PERFORMANCE MILESTONE VARIATIONS


                    1st 12 Months - 7%                       2nd 12 Months - 13%
           ---------------------------------------  ----------------------------------------
                                       Number of                                Number of
                         Net Income    Shares(1)                   Net Income     Shares
                        ------------  ------------                ------------  ------------
   10%     less than        $119,050         4,630    less than      $ 969,322        50,405
   20%     less than        $238,101         9,259    less than     $1,938,644       100,809
   30%     less than        $357,151        13,889    less than     $2,907,965       151,214
   40%     less than        $476,202        18,519    less than     $3,877,287       201,619
   50%     less than        $595,252        23,149    less than     $4,846,609       252,024
   60%     less than        $714,302        27,778    less than     $5,815,931       302,428
   70%     less than        $833,353        32,408    less than     $6,785,253       352,833
   80%     less than        $952,403        37,038    less than     $7,754,574       403,238
   90%     less than      $1,071,454        41,667    less than     $8,723,896       453,642
  100%     less than      $1,190,504        46,297    less than     $9,693,218       504,047
  110%     less than      $1,309,554        50,927    less than    $10,662,540       554,452
  120%     less than      $1,428,605        55,556    less than    $11,631,862       604,856
  130%     less than      $1,547,655        60,186    less than    $12,601,183       655,261
  140%     less than      $1,666,706        64,816    less than    $13,570,505       705,666
  150%     less than      $1,785,756        69,446    less than    $14,539,827       756,071
  160%     less than      $1,904,806        74,075    less than    $15,509,149       806,475
  170%     less than      $2,023,857        78,705    less than    $16,478,471       856,880
  180%     less than      $2,142,907        83,335    less than    $17,447,792       907,285
  190%     less than      $2,261,958        87,964    less than    $18,417,114       957,689
  200%     less than      $2,381,008        92,594    less than    $19,386,436     1,008,094

          ____________________
               1 Provided, however, that for the remaining twenty percent (20%) of the Sellers' LLC membership Interests, Sellers shall receive at least an aggregate of One Hundred Ninety Thousand Dollars ($190,000) worth of shares of the Company, as valued on the Subsequent Sale Dates specified above at agreed values of $4.50 per share at the end of the twelve months, and $6.00 per share at the end of the second twelve months.

         ATTACHMENT 2 TO EXHIBIT A, SCHEDULE OF SUBSEQUENT SALES

                     ADJUSTMENT OF NUMBER OF SHARES

         The respective numbers of the Company's shares shall be subject to adjustment from time to time as follows:

        (a) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the number of shares shall be appropriately increased so that the number of shares of Common Stock issuable shall be increased in proportion to such increase of outstanding shares.

        (b) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the number of shares shall be appropriately decreased so that the number of shares of Common Stock issuable shall be decreased in proportion to such decrease in outstanding shares.

        (c) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Company (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Company, the shares shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Company or otherwise.

        (d) All calculations under this attachment to Exhibit A shall be made to the nearest one hundredth (1/100) of a share, as the case may be.

        (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this attachment to Exhibit A, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Seller a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

        (f) Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the Subsequent Sales, such number of its shares of Common Stock as shall from time to time be sufficient to effect the Subsequent Sales; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the Subsequent Sales, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

        (g) Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Sellers shall have the right thereafter, to acquire the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule of Subsequent Sales and shall expressly provide that the issuer of securities to be thereafter received assumes obligations substantially in accordance with Exhibit A. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                                EXHIBIT B

                           TARGET BUDGET PLAN

         See attached.

                                EXHIBIT C

                         SCHEDULE OF EXCEPTIONS

                      See attached 3 demand notes.

                                EXHIBIT D

                             FORM OF OPINION
                                   OF
                             TAYLOR & KEANE

                          EMPLOYMENT AGREEMENT

           This agreement is made effective as of March 15, 2000 by and between First Scientific Inc., A Delaware corporation with a principle place of business at 1877 West 2800 South, Suite 200, Ogden, UT 84401 (the "Corporation") and David M. Wilich, residing 41 Bald Hill Road, Newfields, NH (the "Executive").

           In consideration of the covenants and conditions set forth below, the parties agree as follows:

   1. Employment. The Corporation agrees to employ the Executive, and the Executive agrees to perform the duties assigned to him by the Corporation, upon the terms and conditions provided in this Agreement.

   2. Position and Responsibilities. The Executive shall serve as President/Manager of the PureSoft affiliate of the Corporation.
   The Executive agrees to perform such services as shall be assigned to him by the President or Chief Executive Officer of the Corporation.

   3.      Term of Agreement and Duties.

           (a) Employment. The Executive's employment under this Agreement shall be deemed to have commenced as of March 15, 2000 and shall continue for thirty (30) months or until terminated by either party in accordance with Section 7.

           (b) Duties. During the period of his employment under this Agreement, except for illness, vacation periods, and any leaves of absence approved by the President of the Corporation, the Executive shall devote all of his business time, attention, skill and efforts to the faithful performance of his duties under this Agreement.

   4.      Compensation.   For all services to be rendered by the
   Executive in any capacity during the period of his employment under this Agreement, including, without limitation, services as an employee, officer, director, or member of any committee of the Corporation's Board of Directors, the Corporation will pay to the Executive and provide to the Executive the following:

                    (a)       Salary.  The Executive shall be
                    paid an initial base salary in year one of $12,500 per month. The Executive's performance and base salary shall be reviewed annually by the President of the Corporation, with salary increases to be based on Employee's performance. The Executive's base salary shall be payable in equal installments, no less frequently than monthly.

                    (b)      Incentive Compensation.  The
                    Executive shall be entitled to participate in any existing or future incentive compensation, employee profit-sharing plans, stock option, stock purchase or other bonus plans covering all other senior executives of the Corporation.

                    (c)       Vacations.  The Executive shall be
                    entitled to three (3) weeks of paid vacation per year, beginning in year one, which shall be scheduled after consultation with the Corporation's President.

   5.      Expenses.  The Corporation shall reimburse the
   Executive, from the PureSoft budget, for all reasonable expenses, including travel, and other disbursements reasonably incurred by him for or on the behalf of the Corporation in the performance of his duties hereunder consistent with the then current reimbursement policies of the Corporation.

   6. Participation in Benefit and Incentive Plans. The Executive shall be entitled to participate in any retirement, pension, group life, health or accident insurance, stock option, stock purchase, restricted stock, bonus or any other employment benefit or incentive plans generally available to the senior executives of the Corporation, whether now in force or hereafter adopted, in accordance with the terms of such plans. The Corporation shall pay 75% of the cost of a family plan for the Executive under the Corporation's health insurance plan or equivalent.

   7.      Termination of Employment.

           (a) Discharge for Cause. Notwithstanding any other provision of this Agreement and without in any way limiting the Corporation's or the Executive's rights to terminate this Agreement at will and without cause, this Agreement may be terminated by the Corporation for the following reasons, each of which shall be deemed to be a termination "for cause":

                (i) indictment for or conviction of a felony or crime involving an act of moral turpitude, dishonesty, fraud or misfeasance which interferes in any way with the orderly business of the Corporation;

               (ii) gross negligence that directly causes the Corporation to suffer loss or damage;

              (iii) refusal to follow or material neglect of reasonable and documented requests of the Corporation made pursuant to this Agreement; or

               (iv) conduct that substantially interferes with or damages the standing or reputation of the Corporation or the Executive's ability to perform his obligations hereunder.

           In the event of termination of employment for cause, this Agreement and all of the rights and obligations of the parties hereto, including but not limited to all rights pursuant to Section 8, shall forwith terminate, except where this Agreement expressly provides that an obligation survives the termination of this Agreement.

           (b)   Termination. This Agreement may be terminated as follows:

                (i) Without cause, by either party, upon (30) days written notice:

               (ii)   Upon the death of the Executive;

              (iii) With cause, by the Corporation upon the giving of written notice setting forth the cause; or

               (iv)   By written agreement of the parties.

          (c) Notice of Termination. Any termination of the Agreement shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 15. For purposes of this Agreement, a "Notice of Termination" means a written notice that:

                 (i) indicates the specific termination provision in this Agreement relied upon,

                (ii)   if and to the extent applicable, sets
                       forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the employment under the provision so indicated, and

              (iii) if the date of termination is other than the date of the receipt of such notice, specifies the termination date.

           (d) Severance Pay. Should the Executive be terminated without cause by the Company, the Executive shall be entitled to compensation equal to his base salary multiplied by the number of months remaining in the initial thirty (30) month term hereunder, beginning with date of first employment. Termination "for cause" will render this clause (7d) null and void and provide no such severance benefit or compensation.

   8.      Financial Stock Rights.   See Exhibit A attached hereto and
   incorporated herein by reference.

   9.      Executive's Obligations.

           (a) Non-Disclosure. Executive recognizes the interests of the Corporation in maintaining the confidential nature of its proprietary and other business and commercial information. In consideration thereof, Executive shall not, during the period if this Agreement or any time thereafter, directly or indirectly, publish, disclose or use, or authorize anyone else to publish, disclose or use, any secret or confidential matter, or other information of the Corporation or any of its subsidiaries or affiliates not in the public domain whether such information relates to the Corporation's operations, activities, research, investigations or obligations or any other aspect of the Corporation's business or affairs, including without limitation information pertaining to the Corporation's business plan, customers, suppliers, trade practices, trade secrets, technology, know how or intellectual property; provided, however, that for purposes of this Agreement, information generally known throughout the industries in which the Corporation conducts business shall be considered to be information in the public domain. All records, files, data, documents, computer files

                 (whether stored on a computer owned by the Corporation or the Executive) and the like relating to suppliers, customers, costs, fees, systems, methods, personnel, equipment or other matters relating to the Corporation and developed by the Executive or provided to the Executive by the Corporation or during the performance of the Executive's duties for the Corporation (including, but not limited to, materials described in this Section) shall be and remain the sole property of the corporation. Upon termination of Executive's employment hereunder, Executive shall not remove from the corporations premises or retain any materials described in this Section 9(a) except with the prior written consent of the Corporation, and all such materials in Executive's possession shall be delivered promptly to the Corporation.

           (b) Solicitation for Employment. During the term of this Agreement and for a period of One (1) year thereafter, if terminated prior to the end of the contract, the Executive will not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, for the purpose of competing with the Corporation in any manner, any person employed at the time by the Corporation, unless otherwise agreed in writing by the parties.

           (c) Solicitation of Clients. During the term of this Agreement and for a period of One (1) year thereafter, if terminated prior to the end of the contract, the Executive will not, directly or indirectly, on behalf of himself or another, solicit any business of the type provided by the Corporation from any person or entity that, during the Executive's employment with the Corporation, either was a client of the Corporation or any of its subsidiaries or affiliates or was identified by the Corporation or any of its subsidiaries or affiliates as a prospective client and was actively being solicited for business by the Corporation or any of its subsidiaries or affiliates or which the Corporation or any of its subsidiaries or affiliates had actual plans to solicit business, unless otherwise agreed to in writing by the parties.

   10. Entire Agreement. This Agreement contains the understanding of the Corporation and the Executive with respect to the subject matter hereof and supercedes all prior written and oral agreements, statements, understandings, and representations of the parties.

   11.     Remedies.

           (a) Injunctions. Inasmuch as any breach of, or failure by the Executive to comply with Section 9 of this Agreement will cause serious and substantial damage to the Corporation, the Corporation shall be entitled to an injunction restraining the Executive from such breach or failure.

           (b) Cumulative Remedies. All remedies expressly provided for in this Agreement are cumulative of any and all other remedies existing at law or in equity. Either party shall, in addition to the remedies provided herein, be entitled to avail itself of all such other remedies as may exist in law or in equity for compensation, and for the specific enforcement of the covenants contained herein. Resort to any remedy provided for in this Agreement or provided for by law shall not prevent the concurrent or subsequent recourse to ant other appropriate remedy, or preclude the recovery by either party of monetary damages.

   12.     Binding Effect -- Non-Assignability.   This Agreement
   is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators, and other legal representatives. Neither this agreement nor any right, obligation or liability of the Executive or the Corporation, respectively, hereunder may be assigned without the prior consent of the other, except that the provisions of
   Section 9 of this Agreement may be enforced by any successor in interest of the Corporation.

   13. Witholding. The Corporation may withhold from any amounts payable under this Agreement such Federal, state or local taxes and other amounts as shall be permitted to be withheld pursuant to any applicable law or regulation.

   14. Amendment; Waiver. Only an instrument in writing signed by the parties hereto may amend this Agreement, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any such succeeding breach of such provision or a waiver of any other provision of this Agreement.

   15. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed to the party receiving such notice at the address set forth above or to such other address as either party shall have furnished to the other in writing in accordance herewith.

   16. Validity. The invalidity or unenforceability of any provision or provisions of the Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision. If any provision of this Agreement, or portion thereof is so broad, in scope or duration, as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

   17. Applicable Law. This Agreement shall be governed by and construed in accordance with the substantive internal laws of the State of Utah.

   18. Headings. The headings of this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

   19.     Counterparts.   This Agreement may be executed in any
   number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the first date mentioned above.

           Employer: FIRST SCIENTIFIC, INC.


                                              By: /s/ Randy L. Hales
                                              ----------------------
                                               Randy L. Hales
                                               President and CEO

           Executive:


                                                 /s/ David M. Wilich
                                              -----------------------
                                                David M. Wilich

   EA-303W.FSI

                         STOCK OPTION AGREEMENT

            This Stock Option Agreement (the "Agreement") is made by and between FIRST SCIENTIFIC, INC., a Delaware corporation (the "Company"), and DAVID WILICH, FRANK WILICH and GENE DUBOIS, the optionees whose names appear on the Grant and Signature Page attached hereto (collectively, the "Optionee"), and is effective as of the date set forth on said Grant and Signature Page.

                          W I T N E S S E T H:

           WHEREAS, The Board of Directors of the Company (the "Board") has established the 1998 Stock Option Plan of the Company (the "Plan"), for the purpose of providing to key Company employees, directors and consultants an opportunity to acquire shares of Company common stock ($.001 par value) (the "Shares"); and

           WHEREAS, the Board of Directors or its Compensation Committee (the "Committee") appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the non-qualified stock option, incentive stock option or restricted stock grant provided for herein (the "Option") to the Optionee as an inducement to remain in the service of the Company and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed its officers to issue the Option.

            NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, receipt and sufficiency whereof are hereby acknowledged, the parties hereto do hereby agree as follows:

                                ARTICLE I

                               DEFINITIONS

            Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Plan. The masculine pronoun shall Include the feminine and neuter, and the singular the plural, where the context so indicates.

   Section 1.1 - Change of Control


      "Change of Control" shall mean the occurrence of any one of the following events:

      (a) The Company enters into an agreement of reorganization, merger or consolidation whereby the Company is not the surviving entity;

      (b) The Company sells substantially all of its assets to a purchaser other than a subsidiary of the Company; or

      (c) Shares of stock of the Company representing 40% or more of the total combined voting power of all outstanding classes of stock of the Company (or its corporate parent) are acquired by a single purchaser or group of related purchasers in one or more cumulative series of transactions.

   Section 1.2 - Code

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

   Section 1.3 - Committee

      "Committee" shall mean the compensation committee of the board of directors of the Company.

   Section 1.4 - Company

      "Company" shall mean First Scientific, Inc. In addition, "Company" shall mean any corporation assuming or issuing new stock options in substitution for the Options outstanding under the Plan, in a transaction to which Section 425(a) of the Code applies.

   Section 1.5- Fair Market Value

           "Fair Market Value" shall mean, for purposes of the Plan, the average of the high and low sales prices per share of common stock as reported on the principal national security exchange on which the stock is listed or admitted for trading or, if not listed or traded on such an exchange, the NASDAQ system, or if such sales prices are not then currently available, the average of the most recent bid and sales prices per share prices reported on the NASDAQ, or if such are not available, the fair market value as determined by the board of directors of the Company reflecting the most recent sales of common stock plus influencing corporate events.

   Section 1.6 - Incentive Stock Option

           "Incentive Stock Option" ("ISO") shall mean an option granted hereunder which qualifies as an "incentive stock option" under Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code").

   Section 1.7 - Non-Qualified Stock Option

           "Non-Qualified Stock Option" shall mean an option granted hereunder which does not qualify as an ISO under
   Section 422A(b) of the Code.

   Section 1.8 - Option

            "Option" shall mean the option to purchase common stock of the Company ($.001 par value) granted under this Agreement.

   Section 1.9 - Plan

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            "Plan" shall mean the First Scientific, Inc. 1998
   Stock Option Plan.

   Section 1.10 - Secretary

            "Secretary" shall mean the Secretary of the Company.

   Section 1.11 - Securities Act

            "Securities Act" shall mean the Securities Act of 1933, as amended.


                               ARTICLE II

                             GRANT OF OPTION

   Section 2.1 - Grant of Option

            In consideration of the Optionee's agreement to render faithful and efficient services to the Company and for other good and valuable consideration, on the date set forth on the Grant and Signature Page hereof (the "Date of Grant"), the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of the number of Shares set forth on the Grant and Signature Page hereof and upon the terms and conditions set forth in this Agreement.

   Section 2.2 - Purchase Price

            The purchase price of the Shares covered by the Option shall be the Fair Market Value as of the date of this Agreement set forth on the Grant and Signature Page hereof, which price shall be without commission or other charge (the "Purchase Price").

   Section 2.3 - Reservation of Rights

            Nothing in the Plan or in this or any Stock Option Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause.

   Section 2.4 - Adjustments in Option

            In the event  that the  outstanding  Shares  subject
   to the Option are changed  into or  exchanged  for a
   different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation,
   recapitalization,   reclassification,   stock  split  up,
   stock dividend, or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the purchase price. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company, the Subsidiaries and all other interested persons.


                               ARTICLE III

                        PERIOD OF EXERCISABILITY

   Section 3.1 - Commencement of Exercisability

            (a)      The Option shall become exercisable in
   cumulative installments as set forth on the Grant and Signature Page hereto.

            (b) Excluding Saturdays, Sundays, and nationally recognized holidays, if the Optionee is absent from employment for any reason other than vacation for an aggregate period exceeding sixty (60) days during the annual period between the Date of Grant and the First Anniversary Date or any successive Anniversary Date and the following Anniversary Date, then the latter Anniversary Date shall be postponed by the number of all such days of absence. This paragraph (b) shall not apply to Optionees who are directors or consultants but not employees of the Company.

   Section 3.2 - Duration of Exercisability

            The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until the expiration date set forth on the signature page of this Agreement or until it becomes unexercisable under the Plan, whichever is sooner. Notwithstanding the foregoing, the Committee may waive provisions relating to installment or waiting periods in whole or in part at the sole discretion of the Committee, based on such factors as said Committee shall deem appropriate.

   Section 3.3 - Assumption of Option; Acceleration of Exercisability

            In the event of a Change of Control, this Option shall be exercisable at some time prior to the effective date of such Change of Control, with respect to all of the Shares covered hereby, whether or not this Option may have otherwise become fully exercisable under Section 3.1. Notwithstanding the foregoing, if the Optionee hereunder agrees, he/she may accept a substitution of other options issued by the successor-in-interest to the Company or its business.

   Section 3.4 - Option Not Transferable

            Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.4 shall not prevent transfers by will or by the applicable laws of descent and distribution.


                               ARTICLE IV

                           EXERCISE OF OPTION

   Section 4.1 - Person Eligible to Exercise

            During the lifetime of the Optionee, only he or she may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable, be exercised by his or her personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

   Section 4.2 - Partial Exercise

            Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under the Plan; provided, however, that each partial exercise shall be for not less than one hundred (100) Shares (or minimum installment set forth in Section 3.1, if a smaller number of Shares) and shall be for whole Shares only.

   Section 4.3 - Manner of Exercise

            The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or the Secretary's office of all of the following prior to the time when the Option or such portion becomes unexercisable under the Plan:

            (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee; and

            (b) (i) Full payment (in cash or by check) for the Shares with respect to which such Option or portion is exercised; or

                (ii) Shares of any class of the Company's stock owned by the Optionee duly endorsed for transfer to the Company with a fair market value on the date of delivery equal to the aggregate Option price of the Shares with respect to which such Option or portion is thereby exercised; or

               (iii) With the consent of the Committee, a full recourse promissory note bearing interest (at least such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

                (iv) Any combination of the consideration provided in the foregoing subsections (i), (ii), and (iii); and

            (c) Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

            (d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

   Section 4.4 - Conditions to Issuance of Stock Certificates

            The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid, non-assessable and free-trading. The Company shall promptly deliver any certificate or certificates for Shares purchased upon the exercise of the Option or portion thereof upon fulfillment of the following conditions:

           (a) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee, based on advice of Company counsel, shall deem necessary or advisable;

           (b) The obtaining of any approval or other  clearance
   from any state or federal   governmental  agency  which  the
   Committee shall, based on advice of the Company counsel, determine to be necessary or advisable;

           (c) The lapse of such reasonable period of time (not to exceed thirty days) following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

           (d) The Optionee shall pay to the Company an amount equal to the aggregate of all sums required to be withheld under federal, state, or local law with respect to the exercise of the Option; and

   It is understood that the Shares deliverable upon exercise of the Option have been registered under the Securities
   Act, and the Company shall use its best efforts to keep such registration current.

   Section 4.5 - Rights as Stockholder

            The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares shall have been issued by the Company to such holder.


                                ARTICLE V

                            OTHER PROVISIONS

   Section 5.1 - Administration

            The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee or the Special Committee in good faith shall be final and binding upon the Optionee, the Company, the Subsidiaries and all other interested persons. No member of the Committee or the Special Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

   Section 5.2 - Shares to Be Reserved

            The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

   Section 5.3 - Notices

            Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him or her at the address set forth on the Signature Page hereof. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for delivery of notices. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.3. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

   Section 5.4 - Titles

            Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

   Section 5.5 - Construction

            This Agreement shall be administered, interpreted, and enforced under the laws of the State of Delaware.

                        GRANT AND SIGNATURE PAGE

              FIRST SCIENTIFIC, INC. 1998 STOCK OPTION PLAN

   (Check below)

                    (a)      Incentive Stock Option
                             In tandem with stock appreciation rig
                             No stock appreciation right

   X                (b)      Non-Qualified Option
   X                         In  tandem  with  stock
                             appreciation  right.
                             No  stock appreciation right
   X                         In tandem with Restricted Stock

                    (c)      Restricted stock grant without
                             accompanying option

   Purchase Price per share:   $0.01 (one cent)  Number of Shares:  87,534

   Vesting:   Fully Vested   Expiration: N/A

              We have read the Stock Option Agreement indicated above which was adopted for use in connection with the First Scientific, Inc. 1998 Stock Option Plan. As
   Optionees, each of us hereby agrees to all of the terms of the Agreement.

   Date of Grant: March 15, 2000

   Optionee's Signature: /s/ David Wilich
                         --------------------
                          David Wilich
   Address: ___________________________________________
            ___________________________________________

   Social Security Number or Taxpayer Identification Number:  ___________


   Optionee's Signature: /s/ Frank Wilich
                         -------------------
                          Frank Wilich
   Address: ___________________________________________
            ___________________________________________

   Social Security Number or Taxpayer Identification Number:  ___________


   Optionee's Signature: /s/ Gene Dubois
                         -------------------
                          Gene Dubois

   Address: ___________________________________________
            ___________________________________________

   Social Security Number or Taxpayer Identification Number: ___________

   The Company hereby agrees to all of the terms of the above
   Agreement.

                                      FIRST SCIENTIFIC, INC.


                                      By: /s/ Randall L. Hales
                                         -------------------------
                                           President and CEO

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